CA Technologies Announces Enhanced Capital Allocation Program Targeting Return of $2.5 Billion to Shareholders Through Fiscal Year 2014

-- Annual Dividend Rate to Increase From $0.20 to $1.00 Per Share; Board Declares Increased Regular Quarterly Dividend of $0.25 Per Share

-- Increases Repurchase Authorization To $1.5 Billion In Common Shares Through Fiscal Year 2014, Including an Accelerated Repurchase Of Up To $500 Million

-- Company Reiterates Commitment To Accelerate Organic Revenue Growth and Expand Operating Margins

ISLANDIA, N.Y., Jan 24, 2012 /PRNewswire/ -- CA Technologies (NASDAQ:CA) today announced that its Board of Directors has approved a capital allocation program that targets the return of up to $2.5 billion to CA Technologies shareholders through the fiscal year ending March 31, 2014.

The Company's capital allocation program plans to return approximately 80 percent of expected cumulative free cash flow to shareholders through fiscal 2014. This includes a planned increase in the annual dividend from $0.20 to $1.00 per common share and the authorization to repurchase up to $1.5 billion in CA Technologies common stock, including approximately $230 million remaining under the Company's current share repurchase authorization. Approximately $500 million of the planned repurchase is expected to be an accelerated share repurchase pursuant to an agreement executed in the Company's fiscal fourth quarter ending March 31, 2012.

"Today's announcement is an extension of the strategic and operational priorities we outlined last summer to build long-term value for shareholders," said CA Technologies Chief Executive Officer Bill McCracken. "Our third quarter performance and positive operating momentum reinforce our belief that we have the right strategic plan in place. Our clear priorities are to continue to improve operating performance, return capital to shareholders and maintain a strong and efficient balance sheet.

"We are committed to delivering enhanced shareholder value through a significant return of cash directly to shareholders balanced with continued investment in our future to further improve our strategic market position and deliver superior mainframe, enterprise and cloud solutions and services to our customers," continued McCracken. "The dividend increase and share repurchase authorization underscore the Board and management's confidence in the Company's long-term business outlook and ability to generate significant free cash flow on a consistent basis."

Additional Details on the Capital Allocation Program

On January 23, 2012 the Company declared a quarterly dividend of $0.25 per common share payable on March 13, 2012 to shareholders of record at the close of business on February 14, 2012. At its new annualized rate of $1.00 per share, CA Technologies dividend will represent a yield of approximately 4.5 percent, based on CA Technologies closing price of $22.44 on January 23, 2012.

The timing and amount of share repurchases will be determined by the Company's management based on its evaluation of market conditions, trading price, legal requirements and other factors. The share repurchase program is expected to be funded by the Company's available cash on hand.

CA Technologies has anticipated in its strategic plans acquisition activity in the range of $300 to $500 million per year on average through fiscal 2014, focused on accelerating key technical capabilities. The Company expects to invest approximately $600 million on average per year in research and development over that same time frame.

Multi-Year Financial Targets

CA Technologies continues to expect over the three-year time horizon ending March 31, 2015 an acceleration to mid-single digit constant currency organic revenue growth, non-GAAP operating margin expansion of 100 basis points annually, low double digit non-GAAP diluted earnings per share compound annual growth rate in constant currency, high single digit cash flow from operations compound annual growth rate in constant currency, and a non-GAAP tax rate of between 28 percent and 30 percent. Please also see the information under the heading Non-GAAP Financial Measures below.*

The Company intends to provide quarterly updates regarding shares repurchased under its capital allocation program.

Additionally, today CA Technologies announced results of the Company's fiscal 2012 third quarter ended December 31, 2011. Details about CA Technologies third quarter results, capital allocation program and commitment to sustainable, long-term total shareholder returns can be found in the Investor Relations section of the Company's website at www.ca.com.

CA Technologies expects to provide annual guidance for fiscal year 2013 during its fourth earnings call in early May 2012.

* For the non-GAAP projections in this paragraph, the Company is unable to provide a reconciliation to the GAAP equivalents because the information is not available without unreasonable effort.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the CA Technologies Board of Directors, in its sole discretion, after considering various factors, including CA Technologies' financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. CA Technologies' practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company's stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program, which is authorized through fiscal year 2014, does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; acquisition opportunities that may or may not arise; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company's products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; any significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company's software products and the Company's and customers' data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated or targeted. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Free cash flow excludes purchases of property, equipment and capitalized software development costs. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. For projections of Non-GAAP performance metrics, the Company is unable to provide a reconciliation to the GAAP equivalents because the information is not available without unreasonable effort. For the current period, investors are encouraged to review the reconciliation of the non-GAAP financial measures used in the earnings news release to their most directly comparable GAAP financial measures, which are attached to that news release.

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About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments — from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Copyright © 2012 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Bill Hughes	Kelsey Doherty
	CA Technologies	Investor Relations
	(212) 415-6828	(212) 415-6844
	william.hughes@ca.com	kelsey.doherty@ca.com